UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 10, 2010
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 Second Street, Suite 102, Encinitas, California 92024
(Address of Principal Executive Offices)		(Zip Code)
(760) 479-5080
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Clarification of Loan Renewal

In connection with renewal of the MACC Private Equities Inc. (the “Company”) term loan pursuant to the Third Amendment to Business Loan Agreement dated March 31, 2010 by and between Cedar Rapids Bank & Trust (“CRB&T”) and the Company (the “Amendment”), the Company is required to comply with certain Affirmative Covenants (as defined the in the Amendment; all capitalized terms not defined herein shall have the meaning ascribed to each term in the Amendment).  Among these Affirmative Covenants, the Amendment contains a Minimum Liquidity covenant that requires the Company to maintain a minimum Liquidity of $500,000 at all times (the “Minimum Liquidity Covenant”).  The Minimum Liquidity Covenant, however, does not specifically state when it becomes effective.  The Company and CRB&T intended the Minimum Liquidity Covenant to become effective upon the conclusion of the Company’s Rights Offering.  As such, the parties have verified this intent and have agreed in a Side Letter dated May 10, 2010 that the Minimum Liquidity Covenant contained in Section 2.1 of the Amendment shall commence and be effective at the conclusion of the Company’s Rights Offering, which is required to be completed by August 1, 2010.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Side Letter from Cedar Rapids Bank & Trust Company to MACC Private Equities Inc., dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2010

MACC PRIVATE EQUITIES INC.

By: /s/ Travis T. Prentice
Travis T. Prentice
President and CEO

EXHIBIT INDEX

Exhibit
Number                                Description

10.1                      Side Letter from Cedar Rapids Bank & Trust Company to MACC Private Equities Inc., dated May 10, 2010.